STOCK GRANT AGREEMENT made as of the 9th day of January, 2026 between KINGSTONE COMPANIES, INC., a Delaware corporation (the “Company”), and MERYL S. GOLDEN (the “Grantee”).
    WHEREAS, the Grantee is an employee of the Company or a subsidiary thereof;
    WHEREAS, the Company and the Grantee are parties to a Third Amended and Restated Employment Agreement dated as of April 15, 2024 (the “Employment Agreement”);
    WHEREAS, pursuant to the Employment Agreement, the Compensation and Finance Committee of the Board of Directors of the Company approved the grant to the Grantee of common stock of the Company (“Common Stock”) pursuant to the Company’s 2024 Equity Participation Plan, as amended (the “Plan”).
    NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Grantee an award of shares of Common Stock upon the following terms and conditions:
1.DEFINED TERMS. All terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Plan or the Employment Agreement.
2.GRANT. Subject to the terms and conditions of the Plan and the provisions hereof, the Company hereby agrees to grant to the Grantee, pursuant to Section 14 of the Plan, an award of forty thousand (40,000) shares of Common Stock (the “Shares”), such Shares being issuable on the Vesting Date (as hereinafter defined) set forth in, and subject to the provisions of, Section 3 hereof.
3.VESTING OF SHARES. (a) The Shares shall vest on January 9, 2027 (the “Vesting Date”), provided that the Grantee continues to serve as an employee of the Company or a subsidiary thereof as of the Vesting Date (or sooner as provided for in paragraph (c) hereof), subject to the provisions of the Plan.
(b)Subject to the provisions of the Plan, in the event that the Grantee does not continue to serve as an employee of the Company or a subsidiary thereof as of the Vesting Date as a result of the termination of the Grantee’s employment for Cause or the Grantee’s resignation (other than for Good Reason), the Grantee shall not be entitled to receive any of the Shares issuable on the Vesting Date, and this Agreement shall terminate and be of no further force or effect.
(c)In the event that, prior to the Vesting Date (i) the Grantee’s employment with the Company is terminated other than for Cause or (ii) the Grantee resigns her employment with the Company for Good Reason, the Shares that were scheduled to vest on Vesting Date shall instead vest on the date of termination of employment or the date of resignation of employment, as the case may be (the “Termination Date”).
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(d)In the event that the Shares vest on the Vesting Date or the Termination Date, as the case may be, the certificate representing the Shares shall be issued by the Company as soon as reasonably practicable thereafter.
(e)The number of Shares issuable to the Grantee is subject to adjustment for any stock splits, reverse stock splits and other recapitalizations that take effect prior to the Vesting Date or the Termination Date, as the case may be.
4.INCORPORATION BY REFERENCE. The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.
5.NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, 120 Wood Road, Kingston, New York 12401, Attention: Chief Financial Officer and to the Grantee at the address indicated below, or, in each case, at such other address notice of which is given in accordance with the foregoing provisions. Notices shall be deemed to have been given on the date of hand delivery or mailing as provided for above, except notices of change of address, which shall be deemed to have been given when received.
6.BINDING EFFECT. This Stock Grant Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.
7.ENTIRE AGREEMENT. This Stock Grant Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.
8.GOVERNING LAW. This Stock Grant Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding choice of law rules thereof.
9.EXECUTION IN COUNTERPARTS. This Stock Grant Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.
10.FACSIMILE SIGNATURES. Signatures hereon which are transmitted via facsimile, or other electronic image, shall be deemed original signatures.
11.INTERPRETATION; HEADINGS. The provisions of this Stock Grant Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto. The headings and captions under sections and paragraphs of this Stock Grant Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Stock Grant Agreement.
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IN WITNESS WHEREOF, the parties have executed this Stock Grant Agreement as of the day and year first above written.

KINGSTONE COMPANIES, INC.

By:
Randy Patten
Chief Financial Officer

Signature of Grantee

    Meryl S. Golden
Name of Grantee

    ______________________________
Address of Grantee

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